Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-270127) of RE/MAX Holdings, Inc.,
2)	Registration Statement (Form S-3 No. 333-234187) of RE/MAX Holdings, Inc.,
3)	Registration Statement (Form S-3 No. 333-207629) of RE/MAX Holdings, Inc.,
4)	Registration Statement (Form S-8 No. 333-191519) pertaining to the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan,
5)	Registration Statement (Form S-8 No. 333-253537) pertaining to the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan,
6)	Registration Statement (Form S-8 No. 333-272219) pertaining to the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan, and
7)	Registration Statement (Form S-8 No. 333-277280) pertaining to the Restricted Stock Unit Inducement Aware Agreement (Time-Vested) Restricted Stock Unit Inducement Award Agreement (Performance-Vested) of RE/MAX Holdings, Inc.;

of our reports dated February 20, 2025, with respect to the consolidated financial statements of RE/MAX Holdings, Inc. and the effectiveness of internal control over financial reporting of RE/MAX Holdings, Inc. included in this Annual Report (Form 10-K) of RE/MAX Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst and Young LLP

Denver, Colorado
February 20, 2025